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                                                                       EXHIBIT 5

                                                SQUIRE, SANDERS & DEMPSEY L.L.P.

                                                4900 Key Tower
                                                127 Public Square
                                                Cleveland, Ohio 44114-1304

                                                Office: +1.216.479.8500
                                                Fax: +1.216.479.8780


                                       October 4, 2004

Telvent GIT, S.A.
Valgrande, 6
28108 Alcobendas, Madrid
Spain

Ladies and Gentlemen:

      We are familiar with the proceedings taken and proposed to be taken by Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 10,005,000 Ordinary Shares (the "Shares"). As your counsel, we have collaborated in the preparation of the Registration Statement on Form F-1 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Shares.

      In this connection, we have examined such Company records, certificates and all other documents, and have made such examination of law, which we deem necessary to render the opinions set forth below. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement. Attorneys involved in the preparation of this opinion are admitted to practice law only in the Kingdom of Spain and the State of New York and we express no opinion herein concerning any law other than the federal laws of the United States of America and the Kingdom of Spain.

      Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective and the capital increase associated with the issuance of the Shares has been registered with the Mercantile Registry of Madrid, the Shares, when issued and paid for as set forth in the Prospectus constituting a part of the Registration Statement, will have been legally issued by the Company and will be fully paid and nonassessable.

      The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur.

      We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                      Very truly yours,

                                      /s/ Squire, Sanders & Dempsey L.L.P.

                                      SQUIRE,  SANDERS & DEMPSEY L.L.P.